UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lee N. Newcomer, M.D. to Board of Directors

On February 2, 2022, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors (the “Board”) of Coherus BioSciences, Inc. (the “Company”) increased the size of the Board from six directors to seven directors and appointed Dr. Lee N. Newcomer to fill the vacancy created by such increase. Dr. Newcomer was appointed as a Class I director, with a term of office expiring at the Company’s 2024 annual meeting of stockholders and as a member of the Compensation Committee, until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Dr. Newcomer, 69, is a medical oncologist with a career spanning clinical medicine, health care administration and payer management. The majority of his career was with UnitedHealth Group. He was their Chief Medical Officer from 1991 to 2001. He returned in 2006 to lead an initiative combining clinical, financial and program management experts to focus on cancer care. This team was the first to complete an episode payment program for cancer treatment and it created the first commercial cancer database combining clinical and claims data. Prior to his work at UnitedHealth Group Dr. Newcomer practiced medical oncology for nine years in Minneapolis and Tulsa, Oklahoma. He is a former Chairman of Park Nicollet Health Services (HealthPartners), an integrated system of physicians and hospitals based in Minnesota with national recognition for its leadership in quality, safety, and cost effectiveness. He is a director at Myriad Genetics and Cellworks. Dr. Newcomer earned his M.D. degree from the University of Nebraska College of Medicine. His clinical training included an internal medicine residency at the University of Nebraska Medical Center and a medical oncology fellowship at the Yale University School of Medicine. He completed a Master of Health Administration from the University of Wisconsin at Madison in 1990. Dr. Newcomer was selected as a director because of his extensive experience and background in the health care sector.

As a non-employee director, Dr. Newcomer will receive compensation in accordance with the Company’s director compensation policy, which is described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2021. Pursuant to this policy, upon appointment to the Board, Dr. Newcomer will be eligible to receive an annual cash retainer in the amount of $50,000 and he received an option under the Company’s 2014 Equity Incentive Award Plan to purchase 54,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of his appointment. Dr. Newcomer will also be eligible to receive an annual cash retainer in the amount of $7,500 for his service on the Compensation Committee. The option will vest and become exercisable in substantially equal monthly installments over three years, subject to Dr. Newcomer’s continued service to the Company through each applicable vesting date.

In accordance with the Company’s customary practice, it is expected that the Company will enter into its standard form of indemnification agreement for directors and officers with Dr. Newcomer, which will require the Company to indemnify Dr. Newcomer against certain liabilities that may arise as result of his status or service as a director. The description of Dr. Newcomer’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Form S-1/A filed with Securities and Exchange Commission on October 24, 2014 as Exhibit 10.13.

There were no arrangements or understandings between Dr. Newcomer, and any other person pursuant to which Dr. Newcomer was appointed as a member of the Board. There have been no transactions in which Dr. Newcomer has an interest that would be reportable under Item 404(a) of Regulation S-K.

Departure of Director

On February 4, 2022, James I. Healy, M.D., Ph.D. resigned from the Board of the Company, effective immediately upon notice of his resignation. His resignation was not as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. The Company thanks Dr. Healy for his service and the many contributions he made to the Company during his eight year tenure on the Board.

Board Class Assignments

In order to achieve a more equal balance of membership among the Company’s three classes of directors in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Board determined that one of its members should be reclassified from Class III (with a term expiring at the Company’s 2023 annual meeting of stockholders) to Class II (with a term expiring at the Company’s 2022 annual meeting of stockholders). Accordingly, on February 2, 2022, Mark D. Stolper tendered his resignation to the Board as a Class III director subject to his immediate reappointment as a Class II director. On February 2, 2022, the Board accepted Mr. Stolper’s resignation and immediately reappointed him as a Class II director. The resignation and reappointment of Mr. Stolper was effected solely to rebalance the Board classes in order to comply with the Certificate of Incorporation, and for all other purposes, Mr. Stolper’s service on the Board is deemed to have continued uninterrupted. The Board now consists of two Class I directors, two Class II directors and two Class III directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2022	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer